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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Sovereign Bancorp, Inc.

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March 22, 2005

Dear Fellow Shareholder:

Sovereign Bancorp, Inc. will hold its 2005 Annual Meeting of Shareholders on Thursday, April 21, 2005, 10:00 a.m. (Eastern Time) at the Sovereign Center, 700 Penn Street, Reading, Pennsylvania 19602.

Good corporate governance is a part of our heritage at Sovereign and I urge you to be a part of it by having your shares represented at the Meeting. The election of diligent, active, involved and responsible directors is the cornerstone of corporate governance at Sovereign.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, we urge you to vote on the Internet as described on the proxy card or you may complete, sign, date and return the enclosed proxy card in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IF YOU ARE A SHAREHOLDER PLANNING TO ATTEND THE MEETING, PLEASE RETAIN THE ADMISSION TICKET MAILED WITH THE PROXY STATEMENT AND PRESENT IT AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE THE INFORMATION REQUESTED ON THE ATTENDANCE CARD ALSO MAILED WITH THE PROXY STATEMENT AND RETURN IT AS SOON AS POSSIBLE.

I look forward to seeing you at the Meeting. Thank you very much for your continued interest in Sovereign.

Sincerely,

Jay S. Sidhu
Chairman of the Board,
President and Chief Executive Officer

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 21, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 21, 2005, at 10:00 a.m. (Eastern Time) at the Sovereign Center, 700 Penn Street, Reading, Pennsylvania 19602, for the following purposes:

(1)  To elect three (3) Class III directors of Sovereign, each to serve for a term of three years and until their successors shall have been elected and qualified;

(2)  To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2005; and

(3)  To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON THE INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors,

David A. Silverman, Esquire
Secretary

Philadelphia, Pennsylvania
March 22, 2005

SOVEREIGN BANCORP, INC.

PROXY STATEMENT
Annual Meeting of Shareholders
April 21, 2005

GENERAL INFORMATION

Solicitation of Proxies.    The Board of Directors of Sovereign Bancorp, Inc. (“Sovereign”), parent company of Sovereign Bank, is providing this Proxy Statement to solicit proxies for use at Sovereign’s annual meeting of shareholders to be held on April 21, 2005, or any adjournment thereof (the “Meeting”). Sovereign is first delivering this Proxy Statement and the accompanying proxy card on or about March 22, 2005. Sovereign will pay the expense of soliciting proxies. Sovereign expects to solicit proxies primarily by mail and the Internet. Sovereign’s directors, officers and team members may also solicit proxies personally or by electronic means. In addition, Sovereign has retained Georgeson & Company, Inc. to assist with the solicitation of proxies at an estimated cost of $8,500, plus reasonable out-of-pocket expenses.

Voting and Revocation of Proxies.    Shareholders may vote by completing, signing, dating and returning the proxy card or on the Internet as described on the proxy card. We encourage each shareholder to submit your proxy electronically on the Internet if that option is available to the shareholder. Delivery of a proxy will not affect a shareholder’s right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or by returning a later-dated proxy card to the Secretary of Sovereign, by a later-dated Internet vote, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 1, 2005 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 374,239,361 shares of Sovereign common stock outstanding, each of which will be entitled to one vote at the Meeting.

Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted “FOR” the election, as directors, of the Board of Directors’ nominees, and “FOR” the ratification of Ernst & Young LLP as Sovereign’s independent auditors for 2005. Properly delivered proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in Sovereign’s Bylaws.

Householding.    Only One Annual Report and Proxy Statement will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents. This practice, known as “householding,” is designed to reduce Sovereign’s printing and postage costs. However, if any shareholder residing at such an address desires to receive a separate Annual Report or Proxy Statement in the future, he or she may telephone Sovereign’s Investor Relations Department at (800) 628-2673 or write to Investor Relations at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 or by E-mail at investor@sovereignbank.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, please request householding by contacting Investor Relations in the same manner.

Quorum.    The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

Attendance at the Meeting.    Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of Sovereign. Admission will be by ticket only. If you are a shareholder planning to attend the Meeting, please retain the admission ticket mailed with the Proxy Statement and present it at the Meeting. Tickets may be issued to others at the discretion of Sovereign. If you plan to attend the Meeting, please provide the information requested on the attendance card mailed with the Proxy Statement and return it as soon as possible.

INFORMATION CONCERNING SOVEREIGN’S GOVERNANCE POLICIES,
PRACTICES AND PROCEDURES

Consistent with its perception of good principles of corporate governance, Sovereign historically has required that its Board consist entirely of non-management directors, except the CEO, and has delegated important policy making and oversight functions to committees which also consist almost entirely of non-management directors. At Sovereign, corporate governance and business ethics are not buzzwords or the result of the public outcry in response to recent accounting, corporate governance and insider trading scandals and resulting rules and regulations, but part of our culture and the historic foundation of our success. Sovereign’s historical emphasis on corporate governance is demonstrated by the following:

•	Since 1989, Sovereign’s Board has consisted entirely of non-management directors, except the CEO.

•	Since 1989, Sovereign’s Board has maintained an Audit Committee consisting entirely of non-management directors.

•	Since 1989, Sovereign’s Board has maintained a Compensation Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 1992.

•	Since 1989, Sovereign’s Board has maintained a Nominating Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2001.

•	Since 1995, Sovereign has maintained an Ethics and Corporate Governance Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2002.

•	Since 1988, Sovereign has maintained a written Code of Conduct and Ethics, which covers conflicts of interest, breaches of confidentiality, fair dealing, compliance with law, and personal investing and trading in Sovereign’s common stock.

•	Since 1986, Sovereign’s Board has caused each of its stock option plans to be approved by Sovereign shareholders.

•	Since 1998, Sovereign has taken steps to align the interests of its directors and senior executive officers with investors by requiring its directors and senior executive management to own a specified dollar value of Sovereign stock.

•	Since 1988, Sovereign’s Board, with the assistance of outside professionals, has studied, at least once each calendar year, Sovereign’s strategic alternatives, including sale.

•	In the third quarter of 2002, Sovereign announced its intent to expense stock options under the expense recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” which was retroactively effective beginning in the first quarter of 2002. Sovereign was among the first financial institutions to expense stock options.

In order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange (the “NYSE”), Sovereign took the following actions to improve its corporate governance:

•	The Board of Directors reduced to writing and formalized Sovereign’s Corporate Governance Guidelines which Sovereign’s Board had historically operated under, and caused the Guidelines to be posted on Sovereign’s website under Investor Relations at www.sovereignbank.com in 2002 and updated the Guidelines in 2003 and 2004.

•	The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each of its members under the NYSE’s listing standards in 2002, 2003, 2004 and 2005.

•	The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each member of the Audit Committee of the Board under the Sarbanes-Oxley Act and the NYSE’s listing standards in 2002, 2003, 2004 and 2005.

•	The Board of Directors, with the assistance of outside legal counsel, determined that P. Michael Ehlerman qualifies as an “audit committee financial expert” in 2002, 2003, 2004 and 2005.

•	The Board of Directors adopted a revised Code of Conduct and Ethics in 2002, and revised it in 2003 and 2004.

•	The Board of Directors, in an effort to assure that its senior officers primarily responsible for gathering and compiling financial information and presenting it to the public on a full, fair and timely basis recognized and accepted such responsibility, adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers in 2002, which was updated in 2003, and such officers pledged to observe the requirements of the Code in 2002, 2003, 2004 and 2005.

•	Each of Sovereign’s Audit Committee, Nominating Committee, Compensation Committee and Ethics and Corporate Governance Committee either reviewed and updated or adopted its charter in 2002, and conducted an annual review and, if necessary, an update of its charter in 2003 and 2004.

•	Director Daniel K. Rothermel, who is Chairman of Sovereign’s Nominating Committee, Sovereign’s Executive Committee and Sovereign Bank’s Executive Committee, was selected in 2002, 2003, 2004 and 2005 to act as Sovereign’s first presiding or “lead director” at sessions of Board meetings held by the Board without management present.

•	Sovereign’s Audit Committee accepted the responsibility of retaining, compensating, evaluating and overseeing Sovereign’s independent auditors and approving all audit and certain permissible non-audit services in 2002, and has continued to approve all audit and non-prohibited, non-audit services in 2003, 2004 and 2005.

•	The Audit Committee adopted a policy regarding the review of earnings releases and the release of financial information provided to analysts and rating agencies in 2002, and, consistent with this policy, the Audit Committee has continued to review earnings releases and the release of financial information to analysts and rating agencies since adoption of the policy.

•	The Audit Committee adopted a policy regarding the anonymous and confidential submission of auditing and accounting concerns in 2002, and revised it in 2004.

•	The Audit Committee adopted a policy to restrict the hiring of former employees of Sovereign’s independent auditors in 2003.

In what it perceives as an important action from the perspective of Sovereign’s shareholders, Sovereign’s Board, in January 1998, adopted a policy which requires directors, and certain key officers to own, by certain dates, a specified dollar value of Sovereign stock based generally on their responsibility or salary levels. This policy, which was amended in 2002, requires Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management to beneficially own shares of common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s directors and Sovereign’s CEO met the ownership requirements before the applicable deadlines. Members of Sovereign’s executive management named in this proxy statement met the ownership requirement before the applicable deadline. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under the employee stock ownership portion of the Sovereign Retirement Plan are not considered beneficially owned for purposes of the policy. Sovereign’s Board took this action in an effort to assure that the interests of directors, officers and certain key employees are more completely aligned with those of Sovereign’s shareholders.

In January 2005, Sovereign’s Board of Directors completed its annual review of corporate governance best practices and, as a result of this review, amended Sovereign’s shareholder rights plan. These amendments to the shareholder rights plan:

•	eliminated the provisions of the plan which permitted redemption of the stock purchase rights issued under the plan only by “continuing directors” (the so-called “dead hand” provision); and

•	eliminated the provisions of the plan which permitted Sovereign’s Board to trigger the dilutive effects of the plan by declaring a 4.9% or greater beneficial owner of Sovereign’s common stock to be an “adverse person.”

As of the Record Date, March 1, 2005, we believe Sovereign’s and Sovereign Bank’s directors, executive officers and employees, directly and indirectly, owned beneficially at least 8.07% in the aggregate of Sovereign’s outstanding shares, in their individual capacity and by reason of their participation in Sovereign’s stock-based compensation programs and employee benefits plans, after giving effect to the applicable vesting and exercise of stock options and the lapse of restrictions with respect to restricted stock awards.

BACKGROUND INFORMATION ON THE BOARD AND BOARD COMMITTEES

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. Important information relating to Sovereign’s Board and Board members is set forth under “Election of Directors,” herein.

Sovereign’s Corporate Governance Guidelines formalized a number of Board policies which were in effect for many years, enhanced these policies and adopted new policies to comply with the NYSE’s listing standards and the Sarbanes-Oxley Act of 2002. The Guidelines were initially formalized in 2002 in an effort to proactively comply with the NYSE’s proposed listing standards and the Sarbanes-Oxley Act of 2002, and were subsequently amended to comply with the NYSE’s current listing standards, as approved by the SEC. The Guidelines provide:

•	The Board will consist of at least a majority of independent directors who, in the business judgment of the Board, meet the criteria for independence required by the NYSE and all other applicable legal requirements.

•	Directors are not entitled to tenure rights.

•	Directors who materially change non-Sovereign responsibilities they held when they were elected to the Board should volunteer to resign from the Board, and the Board through the Ethics and Corporate Governance Committee should review the continued appropriateness of Board membership under the circumstances.

•	No director may serve on any other public company boards unless such service is approved by the Board.

•	Directors are expected to attend annual meetings of shareholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

•	Board members are expected to review in advance of any meeting the information and data distributed in writing to members before the meeting.

•	Sovereign’s non-management directors meet in executive sessions, and the non-management director, or “lead director,” who presides at these meetings is chosen by a majority of the non-management directors.

•	The Board meets at least once each calendar year in addition to regular board meetings, with Sovereign’s executive management team to review Sovereign’s business plans, discuss corporate strategy and evaluate Sovereign’s strengths, weaknesses, opportunities and threats, as well as to review Sovereign’s progress against Sovereign’s vision, mission, values and critical success factors.

•	The Board studies Sovereign’s strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals at least once each calendar year.

•	Committee members are recommended by the Nominating Committee and appointed by the Board.

•	Directors have full and free access to inside and outside counsel, officers and employees of the Company.

•	The Board, the Audit Committee, the Ethics and Corporate Governance Committee, the Nominating Committee and the Compensation Committee each has the power to hire independent legal, accounting, financial or other advisors, as applicable, at Sovereign’s expense, without the approval of management.

•	All directors participate in continuing education programs sponsored by Sovereign throughout the year, including programs addressing legal, financial, regulatory and industry specific topics.

•	The Board of Directors, the Audit Committee, the Compensation Committee, the Nominating Committee and the Ethics and Corporate Governance Committee are required to conduct an annual self-evaluation.

•	The Nominating Committee is required to make an annual report to the Board on succession planning.

•	The Nominating Committee is required to receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.

Descriptions of Sovereign’s Board committees which possess significant corporate governance responsibilities are set forth below.

•	Sovereign’s Audit Committee consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Audit Committee is responsible for the appointment, compensation, oversight and termination of Sovereign’s independent auditors. The Committee is required to pre-approve audit and permissible non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Sovereign’s financial statements, Sovereign’s compliance with applicable legal and regulatory requirements and the performance of Sovereign’s internal audit function. The Audit Committee is responsible also for, among other things, reporting to Sovereign’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Sovereign’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee also regularly evaluates the independent auditors’ independence from Sovereign and Sovereign’s management, including approving consulting and other legally permitted non-audit services provided by Sovereign’s auditors and the potential impact of the services on the auditors’ independence. The Committee also meets periodically with Sovereign’s independent auditors and Sovereign’s internal auditors outside of the presence of Sovereign’s management, and possess the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. The Committee also reviews and discusses with management earnings releases, including the use of pro forma information, and financial information provided to analysts and rating agencies. The Committee also discusses with management and the independent auditors the effect of critical accounting policies, accounting initiatives and off-balance sheet transactions. The Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. See “Additional Information,” herein. Sovereign’s Audit Committee met 12 times in 2004.

•	Sovereign’s Nominating Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Bylaws provide for both shareholder and Board nomination of director candidates. The Committee is required to develop and recommend criteria for the selection of new directors to the Board, including but not limited to, diversity, age, skills, experience, time availability (including the number of other boards a director candidate sits on), NYSE listing standards, applicable federal and state laws and regulations, in the context of the needs of the Board and Sovereign and such other criteria as the Committee shall determine to be relevant. The Committee is authorized to identify and recommend to the Board, consistent with Sovereign’s Corporate Governance Guidelines and Board determined criteria, potential nominees for submission to Sovereign’s shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess the characteristics, skills, experience, education and background described more specifically below under “Election of Directors-Nominating Committee Process for the Selection of Nominee Candidates.” The Committee’s review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee is required to recommend to the Board nominees for appointment to the committees of the Board annually. The Committee is also responsible for the oversight of an annual evaluation of the Board. The Committee met six times in 2004.

•	Sovereign’s Ethics and Corporate Governance Committee, which Sovereign has continuously maintained since 1995, consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. The Committee monitors, oversees and reviews compliance, by Sovereign’s directors, officers and team members with Sovereign’s Code of Conduct and Ethics, as well as certain other corporate governance related policies. Sovereign’s Code of Conduct and Ethics regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. When exercising its authority, the Committee is required to consider Sovereign’s mission, vision and values. The Committee also is required to annually review Sovereign’s Code of Conduct and Ethics and to make recommendations to the Board with respect to modification. The Committee also recommended to the Board the Corporate Governance Guidelines adopted by the Board in September 2002 and updated in 2003 and 2004. The Committee met five times in 2004.

•	Sovereign’s Compensation Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. This Committee reviews and approves corporate goals and objectives regarding CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation, and with respect to determining the long-term incentive component of CEO compensation, considers Sovereign’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and other factors the Committee deems appropriate. The Committee also reviews and determines director compensation. In addition, the Committee makes recommendations to the Board regarding compensation for certain senior executives and reviews Sovereign’s executive compensation structure in an effort to insure that executive compensation (i) is competitive, and (ii) is closely linked to Sovereign’s goals and objectives. The Committee also attempts to assure that such goals and objectives are clearly defined for Sovereign’s management team and that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign’s shareholders. This Committee met seven times in 2004.

Sovereign also maintains a number of other important committees, including Sovereign’s Mergers and Acquisition Committee, Sovereign’s Retirement Savings Plan Committee and Sovereign’s Executive Committee. Sovereign’s Mergers and Acquisition Committee, which met once in 2004, consists of four directors, three of whom are independent directors. The Committee reviews Sovereign’s mergers and acquisitions and other strategic alternatives. Sovereign’s Retirement Savings Plan Committee, which met four times in 2004, presently consists of five directors, four of whom are independent directors. This Committee monitors Sovereign’s benefit plans and programs. This Committee also approves Sovereign’s investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for the Sovereign Retirement Plan. The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. Sovereign’s Executive Committee, which did not meet in 2004, consists of five directors, four of whom are independent directors.

Sovereign’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, meetings of the committees on which they serve and Sovereign’s annual meeting of shareholders.

The Board of Directors met a total of 14 times in 2004. Each director attended Sovereign’s 2004 annual meeting of shareholders and at least 75% of the total number of meetings of the Board and its committees on which the director served during 2004 based on the number of such meetings held during the period for which each person served as a director or on a committee. Sovereign’s non-management members of the Board met five times in 2004 without management directors present with Director Daniel K. Rothermel acting as presiding or “lead director” at the meetings, and plan to meet at least quarterly in 2005.

AUDIT COMMITTEE REPORT

Background

The Audit Committee of the Board of Directors of Sovereign is composed of four directors each of whom has been determined to be independent by Sovereign’s Board consistent with the listing standards of the NYSE. The members of the Audit Committee are Directors Hard (Chairman), Rothermel (Vice Chairman), Ehlerman and Hove. The Board, in the exercise of its business judgment, has determined that each member of the Audit Committee is “financially literate” as required under the NYSE’s listing standards and has designated Mr. Ehlerman as the Committee’s “audit committee financial expert.” For additional information relating to the responsibilities of Sovereign’s Audit Committee, see “Information Concerning Sovereign’s Governance Policies, Practices and Procedures” and “Background Information on the Board and Board Committees.”

The Audit Committee is governed by a written charter, which complies with the requirements of the NYSE’s final listing standards. A copy of the Audit Committee’s charter is posted, in full text, on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Responsibility

Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

The primary responsibilities of the Audit Committee are to select, engage and compensate Sovereign’s outside independent auditors and to oversee Sovereign’s financial reporting process on behalf of the Board. It is not the duty of the Audit Committee to prepare financial statements and related disclosures. It is also not the duty of the Audit Committee to plan or conduct audits, or to determine that Sovereign’s financial statements are complete and accurate and in accordance with generally accepted accounting principles in the United States.

Process

In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2004 Annual Report on SEC Form 10-K with Sovereign’s management and with Sovereign’s independent auditors, including a discussion of the quality, not just the acceptability of Sovereign’s accounting principles as applied in its financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee discussed with Sovereign’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with management to discuss Sovereign’s disclosure controls and procedures and internal control over financial reporting. The Committee also met with the internal and independent auditors, with and without Sovereign’s management present, to discuss the results of their examinations and overall quality of Sovereign’s financial reporting. The Committee also reviewed with Sovereign’s CEO and CFO their certification relating to their evaluation of Sovereign’s disclosure controls and control over financial reporting, the completeness and accuracy of the financial statements and other financial information contained in the 2004 Form 10-K, and the process followed by the CEO and CFO to assure the truthfulness of such certificate.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from Sovereign and its management, including the matters in the written disclosures and letters which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. During the course of the year, the Audit Committee also reviewed and considered the compatibility of its independent auditors’ performance of certain non-audit services with the maintenance of such auditors’ independence.

Recommendation

Based on the process referred to above, the Committee recommended to the Board that the audited financial statements be included in Sovereign’s Annual Report on SEC Form 10-K for the year ended December 31, 2004.

Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Sovereign for the fiscal years ended December 31, 2004 and December 31, 2003 by Sovereign’s principal accounting firm Ernst & Young LLP.

December 31, 2004
Audit Fees	$3,472,527
Audit-Related Fees	442,900
Tax Fees	615,617
All other fees	15,000
Total fees	$4,546,044

Audit fees in 2004 included fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with the Securities and Exchange Commission, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, consent to use its report in connection with various documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2004 principally included accounting consultations, audits of employee benefit plans, audits of separate subsidiary financial statements required by their formation agreements, and attestation reports required under servicer agreements.

Tax fees in 2004 included tax compliance, tax advice and tax planning.

All other fees in 2004 principally included employee benefit advisory services.

December 31, 2003
Audit Fees	$2,264,263
Audit-Related Fees	88,978
Tax Fees	455,692
All other fees	66,296
Total Fees	$2,875,229

Audit fees in 2003 included fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with either the Securities and Exchange Commission or the Office of Thrift Supervision, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2003 principally included audits of employee benefit plans, audits of separate financial statements of entities that issued trust preferred securities, and attestation reports required under servicer agreements.

Tax fees in 2003 included tax compliance, tax advice and tax planning.

All other fees in 2003 principally included employee benefit advisory services.

The Audit Committee considered whether the provision of nonaudit services by Sovereign’s principal auditors during 2004 was compatible with maintaining auditor independence.

The Audit Committee began considering whether the non-audit services proposed to be performed by Ernst & Young LLP in advance of such performance for compatibility with their independence beginning in September 2002.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2004.

Appointment of Auditors for Sovereign’s 2005 Audit

The Audit Committee appointed Ernst & Young LLP to conduct the audit of the financial statements of Sovereign and its subsidiaries for the year ending December 31, 2005. Sovereign’s shareholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP at the annual meeting to which this proxy statement relates. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

This Report is not intended to be incorporated by reference into any filing made by Sovereign with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Brian Hard, Chairman
Daniel K. Rothermel, Vice Chairman
P. Michael Ehlerman
Andrew C. Hove, Jr.

ELECTION OF DIRECTORS

Background

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

Sovereign’s Board of Directors currently consists of six members and is divided into three classes: Class I directors, whose term expires in 2006; Class II directors, whose term expires in 2007; and Class III directors, whose term expires in 2005 (at the Meeting). The Board of Directors has approved an increase in the size of the Board from six to seven members by increasing the number of directors in Class III from two to three directors effective at the Annual Meeting. Due to increase in the size of the Board effective at the Annual Meeting, shareholders are being asked to re-elect two current Class III directors and to elect a new Class III director to fill the vacancy created by the increase in the size of the Board.

Based on the recommendation of the Nominating Committee, the Board of Directors has unanimously nominated (with Mr. Sidhu and Mr. Ehlerman each abstaining as to his own nomination) P. Michael Ehlerman, Marian L. Heard and Jay S. Sidhu for election as Class III directors of Sovereign. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign’s management, however, has no present reason to believe that any Class III nominee will be unable to serve as a director, if elected.

The three nominees who receive the highest number of votes cast at the Meeting will be elected Class III directors. Shares represented by properly delivered proxies will be voted for the Class III nominees unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Nominating Committee Process for the Selection of Nominee Candidates

To be considered by the Nominating Committee, a director nominee is evaluated under the following characteristics, some of which the Nominating Committee considers mandatory as indicated below:

•	excellent character and integrity (mandatory);

•	no real or apparent material conflicts of interest and a willingness to acknowledge that he or she represents all shareholders (mandatory);

•	experience in the financial services business and “hands on” familiarity with the regulatory relationship between banks and bank holding companies evidenced by prior service on the Board of Sovereign Bank, or service on a board of a bank or bank holding company acquired by Sovereign (mandatory). Persons who the Nominating Committee determines to be otherwise qualified but do not meet this prior experience requirement may be invited to serve on the Board of Directors of Sovereign Bank before becoming eligible to be a nominee for election as a director of Sovereign;

•	willingness to agree to observe Sovereign’s corporate governance policies, including Sovereign’s Code of Conduct and Ethics, and the principles underlying applicable federal and state banking laws (mandatory);

•	leadership in his or her field;

•	a history of achievements that reflect high standards for himself or herself and others;

•	broad experience and the ability to exercise sound business judgment;

•	experience as either a CEO, CFO, or COO of a significant business;

•	the ability to work in a collegial board environment (mandatory);

•	the ability to approach others assertively, responsibly and supportively, and a willingness to ask tough questions in a manner that encourages open discussion;

•	service on no more than one other for-profit public company board and such service does not prevent the individual from devoting adequate time to Sovereign;

•	the director is “financially literate;”

•	significant executive, professional, educational or regulatory experience in financial, auditing, accounting, or banking matters;

•	experience as an audit committee member preferably at a financial services company;

•	understands and stays current on corporate governance and management “best practices” and their application in complex, rapidly evolving business environments;

•	the ability and time to perform during periods of both short-term and prolonged crises;

•	understands and possesses empowerment skills and has a history of motivating high-performing talent;

•	possesses skills and the capacity to provide strategic insight and direction;

•	diversity of experience, skills, qualifications, occupations, education and backgrounds;

•	availability to attend Board meetings;

•	availability to participate in additional committee meetings which may or may not be held on the date of Board meetings;

•	availability (by telephone or in person) to participate in special meetings of the Board on an as needed basis;

•	availability to rigorously prepare prior to a Board and committee meeting (especially by critically reading all materials provided);

•	capacity to give undivided attention at each Board and committee meeting; and

•	availability to participate in ongoing director education.

In addition to these requirements, the Committee will also evaluate, in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assess any material relationships with Sovereign or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Nominating Committee determines to be relevant at the time. The Committee, Committee Chair and/or Sovereign’s Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. Sovereign may from time to time hire an independent search firm to help identify and facilitate the screening and interview process of director nominees.

The Nominating Committee considers nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under “Nominations for Election of Directors” on page 40. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the Committee’s nominees receive, except that the Nominating Committee will also review the performance of any potential nominee who serves on the board of directors of Sovereign or Sovereign Bank as an additional consideration which is not applied to potential nominees recommended by shareholders.

Independence of Directors

In February 2004 and in February 2005, Sovereign’s Board of Directors, with the assistance of outside legal counsel, determined that Messrs. Ehlerman, Hard, Hove, Rothermel, and Troilo, the Board’s five non-management directors, were independent from Sovereign and Sovereign’s management as contemplated by the NYSE’s listing standards. The Board categorically determined that a lending relationship resulting from a loan or loans made by Sovereign Bank to a Sovereign director or an affiliate would not affect the Board’s determination that the director was independent if the loans were made in compliance with Regulation O1 of the federal banking laws. The Board also categorically determined that any deposit, savings, checking, or similar account maintained at Sovereign Bank by a non-management director or any entity of which the director is an executive officer, partner or significant shareholder, which account is maintained in accordance with Sovereign Bank’s policies and on the same terms and conditions as those which are available to other similar customers of Sovereign Bank, shall not have any adverse effect on the independence of the director under the NYSE’s listing standards. The Board also categorically determined that payment of less than $50,000 to a non-management director or a member of his or her immediate family (excluding fees and certain other forms of compensation for service as a director of Sovereign) shall not have any adverse effect on the independence of the non-management director provided the Board determines that the director has no other relationship with Sovereign that would impair the non-management director’s independence. The Board determined that any relationship between a non-management director and Sovereign was within the categorical standards adopted by Sovereign’s Board, except for the landlord and tenant relationship with Mr. Troilo which is described below. The Board determined that there were no relationships between any non-management director and Sovereign of a magnitude or character which would cause a director not to be independent. In making this determination, the Board concluded that a landlord and tenant relationship between Mr. Troilo, a Class I Director, and Sovereign Bank did not affect Mr. Troilo’s independence because the amount of rent paid by Sovereign Bank in 2004 was not material to Sovereign and not material to the director based on the director’s total income in 2004 and substantially less than the limit which would be deemed to impair independence under the NYSE’s listing standards. The Board concluded that the relationship was entered into in the ordinary course of business, on market terms and conditions, did not present any unfavorable features, and would have been entered into by Sovereign whether or not the landlord was a non-management director.

1	For a loan to be in compliance with Regulation O, the loan (i) must be made in the ordinary course of business, (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non affiliated parties, except as permitted by applicable federal banking law, and (iii) must not involve more than the normal risk of repayment or present other unfavorable features. Compliance with Regulation O is monitored by the Office of Thrift Supervision, Sovereign Bank’s primary federal regulator, as well as by Sovereign Bank staff.

Beneficial Ownership of Stock

The following table sets forth certain information, including information regarding beneficial ownership of shares of common stock of Sovereign outstanding as of the Record Date, for (i) the nominees for election as Class III directors of Sovereign, (ii) the continuing Class I and Class II directors of Sovereign, (iii) each named present or former executive officer of Sovereign identified in the summary compensation table on page 29, (iv) all Sovereign directors and executive officers as a group, (v) Sovereign Bank directors and team members as a group and (vi) each person or group, if any, owning more than 5 percent of the outstanding shares of Sovereign common stock. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign’s stock option plans as of the Record Date. Time in service for certain directors includes time served as a director of Sovereign, Sovereign Bank and their predecessor institutions, including financial institutions acquired by Sovereign and Sovereign Bank.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock
NOMINEES AS CLASS III DIRECTORS TO SERVE UNTIL 2008
P. Michael Ehlerman	66	2001	29,685		—
Marian L. Heard	64	2004	1,100		—
Jay S. Sidhu	53	1987	4,261,684	(2)	1.13%
CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 2006
Brian Hard	58	1996	110,702	(3)	—
Cameron C. Troilo, Sr.	66	1974	805,757	(4)	—
CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 2007
Andrew C. Hove, Jr.	70	2001	29,826		—
Daniel K. Rothermel	67	1976	272,094	(5)	—
EXECUTIVE OFFICERS
Joseph P. Campanelli (6)	48	N/A	497,157	(7)	—
John P. Hamill(8)	65	N/A	329,186	(9)	—
James D. Hogan (10)	60	N/A	172,471	(11)	—
Lawrence M. Thompson, Jr. (12)	52	N/A	913,851	(13)	—
All Sovereign directors and executive officers as a group (11 persons)	N/A	N/A	7,423,513	(14)	1.97%
All Sovereign Bank directors (excluding Sovereign directors and the executive officers listed above) and team members of Sovereign Bank as a group	N/A	N/A	23,670,177	(15)	6.10%
Total aggregate stock ownership of the above persons	N/A	N/A	31,631,117	(16)(17)	8.07%

(1)	The table reflects data supplied by each director and executive officer. The table also reflects shares of Sovereign common stock held by the trustee of the Sovereign Retirement Plan which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2)	Mr. Sidhu holds shared voting or investment power over 690,148 shares. The number and percentage of shares beneficially owned by Mr. Sidhu include 1,206,348 shares subject to vested options and 56,051 shares held by Sovereign’s Retirement Plan that are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 199,587 shares of Sovereign common stock awarded as restricted stock under one or more of

Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Sidhu also include 405,308 shares under Sovereign’s Bonus Deferral Program.

(3)	The number and percentage of shares beneficially owned by Mr. Hard include 72,000 shares subject to vested options.

(4)	Mr. Troilo holds shared voting or investment power over 496,054 shares. The number and percentage of shares beneficially owned by Mr. Troilo include 120,000 shares subject to vested options.

(5)	Mr. Rothermel holds shared voting and investment power over 20,939 shares. The number and percentage of shares includes 3,557 shares held by Mr. Rothermel’s spouse and 9,242 shares held by an estate for which Mr. Rothermel acts as executor, with respect to which Mr. Rothermel disclaims beneficial ownership. The number and percentage of shares beneficially owned by Mr. Rothermel also include 120,000 shares subject to vested options.

(6)	Mr. Campanelli was named President and Chief Executive Officer of the Sovereign Bank New England Division effective January 1, 2005. Mr. Campanelli has served as President and Chief Operating Officer of Sovereign Bank New England Division since January 2000 and Vice Chairman of Sovereign since September 2002.

(7)	The number and percentage of shares beneficially owned by Mr. Campanelli include 353,500 shares subject to vested options and 14,483 shares held by Sovereign’s Retirement Plan which are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 23,793 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Campanelli also include 53,379 shares of Sovereign common stock under Sovereign’s Bonus Deferral Program.

(8)	Mr. Hamill served as Chairman and Chief Executive Officer of the Sovereign Bank New England Division of Sovereign Bank from January 2000, until relinquishing his role as Chief Executive Officer effective January 1, 2005. Mr. Hamill continues to serve as the Non-Executive Chairman of the Sovereign Bank New England Division of Sovereign Bank. Before joining Sovereign Bank in 2000, he served as President of Fleet National Bank — Massachusetts and President of Shawmut Corporation.

(9)	The number and percentage of shares beneficially owned by Mr. Hamill include 225,000 shares subject to vested options and 26,195 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Hamill also include 1,147 shares held by the Sovereign Retirement Plan that are allocated to Mr. Hamill’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hamill also includes 20,020 shares under the Sovereign Bonus Deferral Program.

(10)	Mr. Hogan is Sovereign’s Chief Financial Officer and Executive Vice President. Before joining Sovereign in 2001, he served as Executive Vice President and Controller of Firststar Corporation, formerly Star Bancorp, Inc. Mr. Hogan has elected to retire effective May 13, 2005.

(11)	The number and percentage of shares beneficially owned by Mr. Hogan include 85,000 shares subject to vested options and 15,392 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Hogan also include 5,353 shares held by Sovereign’s Retirement Plan which are allocated to Mr. Hogan’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hogan include 38,534 shares of Sovereign common stock under the Sovereign Bonus Deferral Program.

(12)	Mr. Thompson is Vice Chairman and Chief Administrative Officer of Sovereign. He is also Chief Operating Officer of Sovereign Bank.

(13)	Mr. Thompson holds shared voting or investment power over 130,566 shares. The number and percentage of shares beneficially owned by Mr. Thompson include 548,105 shares subject to vested options and 28,082 shares held by Sovereign’s Retirement Plan which are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 33,998 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by Mr. Thompson include 35,550 shares of Sovereign common stock under the Sovereign Bonus Deferral Program.

(14)	In the aggregate, these persons hold shared voting or investment power over 1,337,707 shares. The number and percentage of shares beneficially owned by them include 2,729,953 shares subject to vested options and 105,116 shares held by Sovereign’s Retirement Plan allocated to the executive officers’ accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 298,965 shares of Sovereign common stock awarded as restricted stock under one or more of Sovereign’s stock incentive plans. The number and percentage of shares beneficially owned by them also include 552,791 shares under the Sovereign Bonus Deferral Program.

(15)	Shares include 7,505,302 shares allocated under Sovereign’s Retirement Plan and acquired plans, 186,978 shares under the Sovereign Bonus Deferral Program, and approximately 12,730,156 shares subject to the exercise of both vested and nonvested options granted under one or more of Sovereign’s stock incentive plans and 1,361,573 shares of restricted stock awarded under such plans, representing approximately 6.10% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(16)	Shares include 7,610,418 shares allocated under Sovereign’s Retirement Plan and acquired plans, 739,769 shares under the Sovereign Bonus Deferral Program, and approximately 15,997,536 shares subject to the exercise of both vested and non-vested options granted under one or more of Sovereign’s stock incentive plans and 1,660,538 shares of restricted stock awarded under such plans, representing approximately 8.07% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(17)	Under a policy adopted by Sovereign’s Board in January 1998, and amended in 2002, Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management are required to beneficially own shares of Sovereign common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s non-employee directors and Mr. Sidhu met the ownership requirement before the applicable deadlines. Members of Sovereign’s executive management who are named in this proxy statement met the ownership requirement before the applicable deadline. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Deferral Program, and certain shares allocated to the account of a Sovereign employee under Sovereign’s Retirement Plan are not considered beneficially owned for the purposes of the policy.

The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:

P. MICHAEL EHLERMAN. Mr. Ehlerman has served as Chairman of Yuasa Battery, Inc. (a leading manufacturer of motorcycle and sportscraft batteries) since 2000, as Chairman and CEO from October 2000 until October 2003, as Vice Chairman and CEO from 1998 until 2000, and as President and COO of Yuasa’s predecessor from 1991 until 1998. He has also served as a Director of Yuasa Corporation (Japan) since June 1998. Yuasa Corporation (Japan) is a subsidiary of GS Yuasa Corporation, a publicly held corporation which is headquartered in Japan and listed on the Tokyo Stock Exchange and the Osaka Stock Exchange. Mr. Ehlerman also served as Executive Vice President of Finance of Exide Corporation, one of the world’s largest publicly owned automotive and industrial battery manufacturers, and held other senior executive financial and accounting positions with Exide’s predecessor entities from 1977 to 1991. During his long career in finance and accounting, Mr. Ehlerman also served on the internal audit staff at General Electric Company and as assistant controller at United States Gypsum Company.

Mr. Ehlerman was elected to Sovereign’s Board in September 2002, and has served as a director of Sovereign Bank since January 2001. Mr. Ehlerman has served on Sovereign’s Audit Committee since 2002. The Board, in the exercise of its business judgment, has designated Mr. Ehlerman as the “audit committee financial expert” in 2002, 2003, 2004 and 2005. Mr. Ehlerman also serves on Sovereign’s Compensation and Nominating Committees and as Chair of Sovereign’s Retirement Savings Plan Committee. He also serves as a member of Sovereign Bank’s Executive, Audit and Credit Risk Committees and as Chair of the Asset/Liability Committee.

BRIAN HARD. Mr. Hard has been a director of Penske Corporation since 2001, a $12 billion closely held and diversified transportation services holding company. Penske Corporation’s subsidiaries operate globally in a variety of segments, including retail automotive, truck leasing, transportation logistics, transportation component manufacturing, and high-performance racing. Mr. Hard became Director and President of Penske Truck Leasing, a $3.6 billion global company, in 1988. Penske Truck Leasing is a joint venture of Penske Corporation and General Electric Company and is one of the leading global transportation services companies, employing approximately 18,000 people, operating more than 200,000 vehicles and serving customers from approximately 1,000 locations in the U.S., Canada, Mexico, South America and Europe. As President of Penske Truck Leasing, Mr. Hard is responsible for its overall business operations, including its financial condition and results of its operations. In addition to his many other duties as President of Penske Truck Leasing, Mr. Hard is responsible for oversight of its Chief Financial Officer and other senior accounting and financial officers, including indirect oversight of the preparation, analysis and evaluation of its financial statements. Mr. Hard has also served as a director of the Reading Hospital and Medical Center since 1988 and as a Trustee of Franklin & Marshall College since July 2004.

Mr. Hard was elected to Sovereign’s Board in November 1999, and has served as a director of Sovereign Bank since 1996. Mr. Hard has served as a member of Sovereign’s Audit Committee and as Chairman of the Audit Committee since 2000. Mr. Hard also serves on Sovereign’s Executive, Compensation, Ethics and Corporate Governance, Mergers and Acquisition, Nominating and Retirement Savings Plan Committees. He also serves as a member of Sovereign Bank’s Executive and Risk Management Committees and as Chair of the Audit Committee.

MARIAN L. HEARD. Mrs. Heard is currently the President and Chief Executive Officer of Oxen Hill Partners, specialists in leadership development programs. Mrs. Heard has served as a director of CVS Corporation (“CVS”) since 1999. CVS, which is a publicly held corporation listed on the New York Stock Exchange (the “NYSE”), is the largest retail pharmacy in the United States with approximately 5,370 store locations. She has served on the Audit, Nominating and Corporate Governance Committees of CVS since 2000 and recently joined the Management Planning Committee. She has also served as a director of Liberty Mutual Holding Company, Inc. (“Liberty Mutual Group”) since 1994, a holding company for the family of Liberty Mutual Group insurance companies. Liberty Mutual Group is a leading global insurer and the sixth largest property and casualty insurer in the United States. In 2003, Liberty Mutual Group ranked 116th on the Fortune 500 list of largest companies in the U.S. Mrs. Heard has served as a director of Blue Cross and Blue Shield of Massachusetts since 1992. Mrs. Heard has served as a director of the New England Aquarium since 1993 and was appointed a Trustee of the Dana Farber Cancer Institute in 1994. Mrs. Heard served as a director of Fleet Bank of Massachusetts from 1992 to 1998 and subsequently Fleet Financial Corporation (“Fleet”) from 1998 until it was acquired by Bank of America in 2004. Fleet was the seventh largest banking institution in the U.S. and listed on the NYSE when it announced its merger with Bank of America. Mrs. Heard was appointed the President and Chief Executive Officer of the United Way of Massachusetts Bay and the Chief Executive Officer of the United Way of New England in February 1992. Mrs. Heard retired from the United Way in July 2004. During the last two years of her tenure, the United Way of New England was number one among United Way agencies in the U.S. in leadership giving.

Mrs. Heard was elected to Sovereign Bank’s Board of Directors in 2004. She serves as a member of Sovereign Bank’s Audit and Asset/Liability Committees. Mrs. Heard is a nominee of Sovereign’s Board of Directors to fill a vacancy in Class III of Sovereign’s Board.

ANDREW C. HOVE, JR. Before joining Sovereign, Mr. Hove served as the Vice Chairman and then as the Acting Chairman of the Federal Deposit Insurance Corporation, Washington, D.C. (“FDIC”), from 1990 until his retirement in January 2001. Prior to 1990, he served as Chairman and Chief Executive Officer of Minden Exchange Bank & Trust Co., headquartered in Nebraska. Mr. Hove also served as President of the Nebraska Bankers Association and acted as Vice President, American Bankers Association, representing Nebraska. Since March 15, 2002, Mr. Hove has continuously served as a director of Great Western Bancorporation, Inc. (“Great Western”), a bank holding company headquartered in Omaha, Nebraska (formerly known as Spectrum Bancorporation, Inc.). Great Western operates 65 banking locations in Nebraska, South Dakota, Iowa, Missouri and Kansas, and had total assets, total deposits and stockholders’ equity of $2.5 billion, $1.9 billion and $151.0 million, respectively, at September 30, 2004. Mr. Hove also serves as a director of Saline State Bank of Wilber, Nebraska (“Saline”). Saline operates five branching locations in Nebraska and had total assets, total deposits and stockholders’ equity of $93.2 million, $69.2 million and $10.5 million, respectively, at September 30, 2004.

Mr. Hove joined Sovereign Bank’s Board as a Director in 2001 and became a Director of Sovereign in February 2002. Mr. Hove serves on Sovereign’s Executive, Compensation, Audit and Nominating Committees and as Chair of the Ethics and Corporate Governance Committee. He also serves as a member of the Bank’s Executive, Audit, CRA, Code of Conduct, and Asset/Liability Committees and as Chair of Sovereign Bank’s Risk Management Committee.

DANIEL K. ROTHERMEL. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired in 1989 as Vice President, General Counsel and Secretary of Carpenter Technology Corporation (“Carpenter”), a NYSE listed specialty steel manufacturer, a position he held for more than ten years.

Mr. Rothermel has been a Director of Sovereign since it was formed in 1987 and has served continuously as a director of Sovereign Bank and a predecessor since 1976. Mr. Rothermel serves on Sovereign’s Audit, Compensation, Ethics and Corporate Governance, Mergers and Acquisition, and Retirement Savings Plan Committees and as Chair of the Nominating and Executive Committees. Mr. Rothermel also serves as Vice Chair of Sovereign’s Audit Committee. Mr. Rothermel was appointed as presiding or “lead director” for sessions of the non-management members of the Board of Directors in 2002, 2003, 2004 and 2005. Mr. Rothermel also serves as a member of the Sovereign Bank’s Code of Conduct, Asset/Liability, Credit Risk and Risk Management Committees and as Chair of the Executive Committee.

JAY S. SIDHU. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989, and was named President and Chief Executive Officer of Sovereign Bank in March 1989. Mr. Sidhu became a Director of Sovereign in 1988 and Sovereign Bank in 1987. In April 2002, Mr. Sidhu was elected Chairman of Sovereign after the retirement of the former Chairman. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves on Sovereign’s Executive and Retirement Savings Plan Committees and as Chair of Sovereign’s Mergers and Acquisition Committee. Mr. Sidhu also serves as a member of Sovereign Bank’s Executive, Code of Conduct, Asset/Liability, Risk Management and CRA Committees and as Chair of the Credit Risk Committee.

CAMERON C. TROILO, SR. Mr. Troilo is the President and Chief Executive Officer of Cameron C. Troilo, Inc., a holding company for various entities engaged in commercial real estate development, construction and management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association (“Yardley”), which was acquired by Sovereign Bank in 1989.

Mr. Troilo was elected to Sovereign’s Board in 1997 and has served continuously as a director of Sovereign Bank and a predecessor since 1974. Mr. Troilo serves on Sovereign’s Executive, Ethics and Corporate Governance, Mergers and Acquisition, Nominating and Retirement Savings Plan Committees and as Chair of Sovereign’s Compensation Committee. Mr. Troilo also serves on the Bank’s Executive, Asset/Liability, Credit Risk and Risk Management Committees.

COMPENSATION PAID TO DIRECTORS

Sovereign believes that the amount, form and methods used to determine compensation are important ingredients in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign’s affairs, and (ii) more closely aligning the interests of Sovereign’s directors with the interests of Sovereign’s shareholders.

In 1996, shareholders approved the Non-Employee Director Compensation Plan as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. The Non-Employee Director Compensation Plan requires that, on a quarterly basis, all non-employees serving as a director of Sovereign or as a director of both Sovereign and Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus cash for each Sovereign and Sovereign Bank Board meeting and each Executive Committee meeting which the director attends. The Non-Employee Director Compensation Plan was amended by the Compensation Committee and the Board of Directors in June 2000, February 2003 and March 2004. All non-employee directors of Sovereign elected or appointed prior to March 24, 2004, receive $1,000 cash for each Sovereign Board or Executive Committee meeting which the director attends and an additional $600 cash for each Sovereign Bank Board meeting which the director attends if the director is also a director of Sovereign Bank. Chairpersons for each committee of Sovereign’s Board receive 250 shares of Sovereign common stock per quarter for service as a committee chairperson. All non-employee directors elected or appointed prior to March 24, 2004, receive compensation in the amount of 1,250 shares of Sovereign common stock per quarter, plus an additional 375 shares per quarter if the director is also a director of Sovereign Bank. For the year ended December 31, 2004, each individual elected or appointed prior to March 24, 2004, who served as a non-employee director of Sovereign for the full year received 5,000 shares of Sovereign common stock, $1,000 for each Board and Executive Committee meeting attended and 1,000 shares of Sovereign common stock for each committee for which such person served as chairperson. In addition, the Chairperson of the Audit Committee and the presiding or “lead director” of the Board, each received an additional 250 shares of Sovereign common stock per quarter for their services. A non-employee director appointed or elected after March 24, 2004 receives, as payment for services as a director, an annual cash retainer of $63,000, an additional cash payment of $1,000 for each Sovereign Board meeting attended and $600 for attendance at each Sovereign Bank Board meeting if the director is also director of Sovereign Bank. After completion of five years of service as a non-employee director, a director appointed or elected after March 24, 2004, is eligible to receive 100% of the amount of compensation payable to non-employee directors appointed or elected prior to March 24, 2004.

Also, in accordance with Sovereign’s policy of aligning interests of its directors and executive officers with shareholders, Sovereign adopted, in January 1998, and amended in December 2002, a policy under which all of Sovereign’s non-employee directors, as well as Sovereign’s CEO, who is a management director, are required to beneficially own shares of Sovereign common stock having a value of $100,000 and six times base salary, respectively. Sovereign’s non-employee directors and Sovereign’s CEO met the ownership requirement before the applicable deadlines contained in the policy. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Deferral Program, and certain shares allocated to the account of a Sovereign employee under Sovereign’s Retirement Plan are not considered beneficially owned for purposes of the policy.

In July 1999, Sovereign’s Board of Directors adopted the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan (the “Services Compensation Plan”). The Services Compensation Plan provides that individuals who are non-employee directors of Sovereign on the date their service as a Sovereign director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service. The base for the payment amount does not include any other incentive compensation or other awards that may have been paid to a non-employee director during the course of any year. To be eligible, a non-employee director must have ten or more years of service as a director with Sovereign, Sovereign Bank or an affiliate and attain age 65 during service with Sovereign. Non-employee directors appointed or elected prior to March 24, 2004 are given credit for past service as a non-employee director on the board of any merged or acquired holding company, bank, or other affiliate. Payments under the Services Compensation Plan are made in one lump sum or in installments at the discretion of the Board. The Plan further provides that, in the event a director dies before receiving all benefits to which he or she is entitled, the director’s surviving spouse is entitled to receive any remaining benefits. Upon a change in control, the Services Compensation Plan provides that each non-employee director then sitting on the Sovereign Board, notwithstanding the length of time served as a director, becomes entitled to receive an amount equal to three times the highest annual retainer that such non-employee director had been paid. The definition of change in control for purposes of the Services Compensation Plan is identical to the definition of that term contained in the Sovereign Bancorp, Inc. 1996 Stock Option Plan. In May 2000, the Services Compensation Plan was amended by the Board to clarify that the base for determining the amount of the payment distributed under the Plan includes fees paid while a director of Sovereign Bank.

In June 2002, Sovereign’s Board of Directors adopted the Non-Employee Directors Bonus Award Program. The program was amended in January 2004 to provide that any bonus earned under the program will be determined and paid as hereinafter described. The program provides that each individual who is serving as a non-employee director of Sovereign as of December 31, 2003 will be entitled to participate and, therefore, be entitled to bonuses, payable in cash, if certain financial objectives are met or exceeded for calendar years 2004, 2005, 2006 or 2007 and the non-employee director satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating director, who remains a director at year end, will receive a cash payment equal to the fair market value of 5,000 shares of Sovereign common stock. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006 and 2007 will be fixed by the Board prior to the beginning of each of those years. In addition to the earnings target, a bonus is not payable to eligible directors for that year if either (i) Sovereign’s “Tier I” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios (unless a different measure for asset quality is approved by the Board). Notwithstanding the foregoing, if one or more of the financial objectives set forth above are not achieved for a calendar year, the Compensation Committee, under the terms of the program, after a review of all relevant facts and circumstances, may determine that a bonus (or any portion thereof) with respect to such calendar year will, in fact, be paid if such payment, in the judgment of the Compensation Committee, is reasonably consistent with the goals of the program.

Appropriate adjustment in the number of shares upon which the cash payment is determined will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan), all potential awards for the current and future years shall be deemed earned and become payable. All financial calculations required of the program will be performed by, or under the supervision of, the Compensation Committee. The Compensation Committee determined, after review of all relevant information with respect to the 2004 cash earnings target and the additional financial objectives, that the specified cash earnings target for 2004 as well as the additional financial objectives for 2004 were achieved. Each non-employee director received a cash payment of $112,750 based on the value of 5,000 shares of Sovereign common stock on December 31, 2004. The program was further amended in February 2005 to limit the amount of a cash bonus that may be earned for each of 2005, 2006 and 2007 to $112,750.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Sovereign’s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of independent, non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign’s goals and mission, which is to be a highly-focused, quality-driven, market-led and results-oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign’s performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign’s shareholders.

The Compensation Committee evaluates and determines compensation awards for the Chief Executive Officer and, together with the Chief Executive Officer, Jay S. Sidhu, determines the compensation awards for certain senior executive officers. The Chief Executive Officer also evaluates and approves compensation and awards for other executive officers and reviews executive compensation programs with Sovereign’s Compensation Committee. Such compensation and awards are based upon a number of factors, including an assessment of Sovereign’s results of operations and performance against financial goals relating to critical success factors, earnings and capital levels and other appropriate factors. Over the last 20 years, Sovereign has instituted a number of plans, programs and policies to increase the stock ownership levels of Sovereign’s executive employees as well as all other employees at all levels within Sovereign. These plans, programs and policies are described below.

Compensation Philosophy

The Executive Compensation Program of Sovereign has been designed to:

•	align the interests of executives with the long-term interests of shareholders through award opportunities based on achievement of predetermined goals and objectives which result in ownership of common stock;

•	motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement;

•	support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance; and

•	provide the executive with an appropriate level of retirement income through the use of a combination of both qualified and nonqualified deferred compensation programs.

Components of Compensation

At present, the Executive Compensation Program is comprised of salary, annual short-term incentive opportunities, long-term incentive opportunities in the form of cash awards based upon Sovereign’s performance, options to acquire Sovereign stock, restricted stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, potentially causing greater variability in the individual’s absolute compensation from year-to-year. Predetermined financial goals and objectives are set by the Compensation Committee in the case of the CEO and the other executive officers. The intent is to have incentive compensation tied to achieving certain financial objectives. Sovereign has engaged and will continue to engage, from time to time, independent compensation consultants to review and analyze Sovereign’s base salary amounts, short- and long-term incentive opportunities and programs and Sovereign’s compensation policy and structure generally. The Compensation Committee expects that adjustments will be made in the future (i) to increase the annual base salaries of executive officers to reflect the competitive salary market and (ii) to modify the performance measures contained in the current incentive plans and programs.

Short-Term Incentive Compensation

Short-term incentive compensation awards in 2005 were based on a review of Sovereign’s 2004 performance. This review included an assessment of Sovereign’s results of operations for 2004 and of performance against financial objectives, set in early 2004, relating to critical success factors, earnings and capital levels for 2004. The goals reflected the Compensation Committee’s determination of the appropriate goals for a growth-oriented company. No bonuses would have been required to be paid to executive management if Sovereign had not achieved these financial goals. Because Sovereign met or exceeded certain of the goals previously established by the Compensation Committee, Mr. Sidhu was eligible to receive an incentive compensation award for 2004.

The amount of the incentive compensation award payable to Mr. Sidhu was determined solely on the basis of the performance criteria established by the Compensation Committee and approved by the Board in early 2004. Under these criteria, because Sovereign exceeded a predetermined target of $1.63 in operating earnings per share for 2004, Mr. Sidhu was eligible for, and received a “Tier I” bonus of $750,000 in cash and $750,000 of compensation deferred under the Bonus Deferral Program (described under “Long-Term Incentive Compensation”). If Sovereign had not met this “Tier I” goal, no bonus would have been required to be paid. If Mr. Sidhu’s “Tier I” target of operating earnings per share was not achieved, the Committee reserved the right, in its discretion, to analyze the facts and circumstances and determine if any, and in what form, any bonus or other incentive compensation may be paid to Mr. Sidhu. In addition, since operating earnings per share met the Compensation Committee’s $1.68 “Tier II” target and Sovereign’s Tier I capital and asset quality met or exceeded predetermined “Tier II” targets, Mr. Sidhu received an additional award of 11,086 shares of Sovereign restricted common stock equal to $250,000 based upon the $22.55 closing price of a share of Sovereign common stock on December 31, 2004.

Under the terms of the Bonus Deferral Program, the $750,000 deferred compensation component of Mr. Sidhu’s “Tier I” cash bonus amount was applied by Sovereign, together with a matching amount, to purchase shares of Sovereign common stock.

In addition to Mr. Sidhu’s “Tier I” and “Tier II” targets, the Compensation Committee established, effective January 1, 2001, a long-term incentive target for Mr. Sidhu. If by December 31, 2005 cash earnings per share reaches or exceeds $2.00 and the price per share of Sovereign common stock reaches or exceeds a target determined by the Compensation Committee, Mr. Sidhu is eligible to receive additional incentive compensation in the form of 150,000 shares of Sovereign common stock. On February 16, 2005, Mr. Sidhu was awarded 150,000 shares of Sovereign restricted common stock pursuant to the terms of Sovereign’s 2001 Stock Incentive Plan. If the long-term incentive targets described above are achieved by December 31, 2005, the restrictions will lapse on February 16, 2006. If the targets are not achieved, the shares will be forfeited on December 31, 2005.

On February 16, 2005, the Compensation Committee set performance and financial objectives relating to critical success factors, earnings and asset quality for 2005. These objectives or goals reflect the Compensation Committee’s determination of appropriate goals for Sovereign for 2005 in order for both short-term and long-term compensation awards to be earned. In order for Mr. Sidhu to be eligible to receive a bonus and/or incentive compensation for 2005, Sovereign’s operating earnings per share must reach a specific target amount and Sovereign Bank’s asset quality must be equal to or better than a specified asset quality measure unless a different number is approved by the Compensation Committee. In addition, the Compensation Committee will evaluate Sovereign’s progress with respect to Sovereign’s other critical success factors including, but not limited to, margin expansion in line with Sovereign’s interest rate risk management philosophy, revenue growth greater than expense growth, development of talent and continuous improvement in sales and customer service. Also, if Sovereign’s operating earnings per share reach a specific target amount, Mr. Sidhu will be eligible to receive an additional bonus in the form of Sovereign restricted common stock with a value of $250,000. Effective January 1, 2001, the Compensation Committee set a long-term incentive compensation goal for Mr. Sidhu which is described more fully above. This goal is in effect through December 31, 2005. For purposes of Mr. Sidhu’s “Tier I” and “Tier II” awards, operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt and amortization of intangible assets. For purposes of Mr. Sidhu’s long-term incentive target described above, cash earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, amortization of intangible assets and stock-based compensation arrangements.

Effective as of January 1, 2004, Sovereign’s Board of Directors adopted an amended and restated Sovereign Bancorp, Inc. Leaders Incentive Plan (the “LIP”). The LIP is designed to provide incentive to certain employees of Sovereign and its subsidiaries to meet or exceed Sovereign’s financial goals. Depending on the achievement of certain annual corporate financial objectives set by the Compensation Committee, participants may, based on their individual performances, be awarded additional compensation beyond base salary in the form of cash and/or Sovereign restricted common stock. Generally, eligible individuals include full or part-time employees of Sovereign and its subsidiaries. The Chief Executive Officer is not eligible to participate in the LIP. Unless otherwise provided by the Compensation Committee, an individual may not participate in the LIP if he or she is a participant in any other incentive plan that provides for payment of an annual or periodic bonus. Awards under the LIP are based on achievement of certain performance factors consisting of (i) a corporate performance factor, which is based upon one or more earnings per share goals set by the Compensation Committee each plan year (calendar year) and (ii) an individual performance factor, which, among other things, is determined for each participant in accordance with guidelines set forth in Sovereign’s Performance Management Program. The corporate performance factor for a plan year must be met (or waived by the full Board of Directors) in order for any awards to be made for a plan year. Awards under the LIP are in such form as the Compensation Committee specifies and the Board of Directors approves, and may be cash and/or awards of restricted Sovereign common stock. With certain limited exceptions, in order to receive an award, a participant must be employed on both the last day of the plan year and the day awards are distributed. The distribution of awards is made as soon as practicable after Sovereign’s financial information is available for such plan year, with the target distribution date of no later than March 31st of the year following the close of the plan year. For 2004, the corporate performance factor set by the Compensation Committee was $1.63 in operating earnings per share for a cash award to be earned and $1.68 in operating earnings per share for an additional award of cash and restricted stock to be earned. The Compensation Committee may, in circumstances it deems appropriate, waive strict application of any provision of the LIP, including the eligibility for participation. Subject to any legal or NYSE restrictions, any shares of restricted common stock distributed under the LIP may be treasury shares or authorized but previously unissued shares. The Compensation Committee determined that both the corporate performance factors and individual performance factors were achieved with respect to each of Messrs. Campanelli, Hamill, Hogan and Thompson who are among the employees eligible to participate in the LIP. The LIP awards to each of Messrs. Campanelli, Hamill, Hogan and Thompson are reflected in the Summary Compensation Table on page 29 hereof.

On February 16, 2005, the Compensation Committee set corporate performance factors as well as individual performance factors for 2005 in order for awards to be earned under the LIP for 2005. If the corporate performance factors are achieved or exceeded in 2005 and if the applicable individual performance factors are achieved, Messrs. Campanelli and Thompson will, in addition to other employees, be eligible to receive an award under the LIP for 2005.

Long-Term Incentive Compensation

In September 2002, Sovereign’s Board of Directors adopted the Senior Officers Bonus Award Program. The program was amended in January 2004 to provide that any bonus earned under the program will be determined and paid as hereinafter described. The program provides that each individual who is serving as a member of the Office of the Chairman of Sovereign Bank (“OCSB”) as of December 31, 2003 is entitled to participate and, therefore, is entitled to bonuses, payable in cash, if certain financial targets are met or exceeded for calendar years 2004, 2005, 2006, 2007 or 2008 and such individual satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating officer, who remains a member of the OCSB at year end, will receive a cash payment equal to the fair market value of the number of shares of Sovereign common stock set forth below. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006, 2007 and 2008 will be fixed by the Board prior to the beginning of each of those years. The number of shares of Sovereign common stock upon which the cash payments is determined, if the specified earnings targets are hit for the relevant years, are 10,000, 15,000, 15,000, 15,000 and 10,000 for 2004, 2005, 2006, 2007 and 2008, respectively. In addition to the earnings target, a bonus is not payable to eligible officers for that year if either (i) Sovereign’s “Tier I” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios (unless a different measure for asset quality is approved by the Board). Notwithstanding the foregoing, if one or more of the financial objectives set forth above are not achieved for a calendar year, the Compensation Committee, under the terms of the program, after a review of all relevant facts and circumstances, may determine that a bonus (or any portion thereof) with respect to such calendar year will, in fact, be paid if such payment, in the judgment of the Compensation Committee, is reasonably consistent with the goals of the program.

Appropriate adjustment in the number of shares upon which the cash payment is determined will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan) all potential awards for the current and future years shall be deemed earned and become payable. In the case of an individual who becomes a member of the OCSB after December 31, 2003, the Board may permit him or her to participate in the program on such terms as it may specify. All financial calculations required of the program will be performed by, or under the supervision of, the Compensation Committee. The Compensation Committee determined after a review of all financial calculations, that the specified cash earnings target for 2004 as well as the additional financial objectives for 2004 were achieved. Each participant in the Senior Officer’s Bonus Award Program received a cash payment of $225,500 based on the value of 10,000 shares of Sovereign common stock on December 31, 2004. The program was further amended in February 2005 to limit the amount of a cash bonus that may be earned for each of 2005, 2006, 2007 and 2008 to $225,500.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan (the “2004 Plan”) at the 2004 Annual Meeting of Shareholders. The 2004 Plan is designed to give Sovereign greater flexibility to respond to anticipated changes in executive compensation practices given the modifications in the accounting treatment of stock options as well as other regulatory requirements. The 2004 Plan is also intended to balance Sovereign’s objective of reducing its reliance on stock options with the need to continue to provide appropriate incentives to motivate the achievement of competitively superior performance by its employees. The 2004 Plan is broad-based in accordance with management’s strong belief that Sovereign will continue to have a performance-oriented culture and will create greater shareholder value if employee stock ownership levels are increased at all levels of Sovereign. The 2004 Plan authorizes Sovereign to award employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share at the date the option is granted. The 2004 Plan also authorizes the award of shares of restricted stock to eligible employees.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) at the 2001 Annual Meeting of Shareholders. The 2001 Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of Sovereign shares among those who play significant roles in Sovereign’s success, the 2001 Plan will continue to align the interests of Sovereign’s employees with those of its shareholders by relating capital accumulation to increases in shareholder value. In addition, the 2001 Plan enhances Sovereign’s ability to attract, motivate and retain employees of outstanding leadership and management ability.

The 2001 Plan authorizes Sovereign to award employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share at the date the option is granted. The 2001 Plan also authorizes the award of shares of restricted stock to eligible employees. The 2001 Plan was designed to further the success of Sovereign by making shares of common stock available to eligible employees of Sovereign, thereby providing an additional incentive to such employees to continue their relationship with Sovereign, and to give such employees a greater interest in Sovereign’s success.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “1996 Plan”) at the 1996 Annual Meeting of Shareholders. The 1996 Plan is designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Plan permits Sovereign to grant officers and employees options to purchase shares of stock at the fair market value per share at the date the option is granted.

The Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”) was adopted by Sovereign’s Board of Directors effective November 1, 1997 and amended several times thereafter. Sovereign’s shareholders approved the Bonus Deferral Program at the 2004 Annual Meeting of Shareholders because, at the time of its initial adoption, shareholder approval of the Bonus Deferral Program was not required. The Bonus Deferral Program permits a selected executive employee of Sovereign or certain of its subsidiaries to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. A 100% matching contribution is made to the trust by the employer on behalf of the participant and is likewise invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and earnings thereon five years after the initial funding of such year’s contributions to the trust. A participant also vests in the account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined). Termination for cause (as defined) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made in stock in accordance with the election of the participant or, in certain cases, at other times specified by the Bonus Deferral Program document. All shares are voted by the trustee in its discretion. Mr. Sidhu was required to defer 50% of his Tier I bonuses for 2004, 2003 and 2002 under the Bonus Deferral Program. Mr. Campanelli elected to defer 50% of his cash bonuses for 2004, 2003 and 2002. Mr. Hamill elected to defer 50%, 50% and 25% of his cash bonuses for 2004, 2003 and 2002, respectively. Mr. Hogan elected to defer receipt of 50% of his cash bonuses for 2004, 2003 and 2002, respectively. Mr. Thompson elected not to participate in the Bonus Deferral Program in 2004, 2003 and 2002.

In addition to the qualified retirement benefit plan maintained by Sovereign for the benefit of its eligible employees and the Bonus Deferral Program described above, several additional non qualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Code. The qualified plan is the Sovereign Retirement Plan. The three nonqualified plans are described below.

Effective as of June 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the “Enhanced Retirement Plan”). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries who satisfies the plan’s requirements will be entitled to an enhanced retirement benefit to the extent the retirement benefits payable from the qualified retirement plans and certain other sources is less than a targeted level. Such targeted level is an annual benefit equal to 60% of his or her average compensation (which includes salary, bonus, and deferred compensation but excludes income from the exercise of stock options). The actual supplemental retirement benefit to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the terminated qualified defined benefit retirement plan (determined as of March 31, 1999, the date benefit accruals ceased under such plan), (ii) calculated Social Security benefit, and (iii) retirement benefit under the Supplemental Retirement Plan described below. In order to vest in the enhanced retirement benefit, an eligible executive must remain employed by Sovereign until age 55 and attain

5 years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 or who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation. Provision is also made by the plan document for enhanced survivor’s and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), the enhanced retirement benefit may be forfeited. Currently, only Messrs. Sidhu and Thompson have been selected to participate in the Enhanced Retirement Plan.

Effective as of January 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the “Supplemental Retirement Plan”). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that were limited by certain provisions of the Code. These amounts are determined based on the benefit accrued at March 31, 1999, the date benefit accruals ceased under the terminated qualified defined benefit retirement plan. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Immediate 100% vesting is provided, however, upon the occurrence of a change in control (as defined). Plan benefits are provided through a grantor trust. Messrs. Sidhu and Thompson participate in the Supplemental Retirement Plan.

The Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was intended to serve two primary purposes. First, it was intended to replace, for selected employees, those benefits under the 401(k) provisions of the Sovereign Retirement Plan that were limited by certain provisions of the Code. A 50% matching contribution was made on behalf of a participant who deferred receipt of at least the required minimum amount of his or her compensation, subject to the condition that matching contributions under the two plans were not made with respect to more than 6% of compensation. Second, the Deferred Compensation Plan was intended to provide a vehicle for selected employees and directors of Sovereign and certain of its subsidiaries to defer receipt of compensation generally. The minimum and maximum annual deferrals permitted under the Deferred Compensation Plan for employee-participants were $2,600 and 75% of base salary and bonus, respectively. Participating directors were permitted to defer receipt of any portion of their fees. Interest was credited on all account balances at rates determined from time to time in accordance with the provisions of the plan document. Participants were always 100% vested in their account balances. Payment of plan benefits were generally made following termination of employment under the option (which may include a lump sum) selected by the participant at the time a deferral election was made. Deferrals under the Deferred Compensation Plan ceased effective December 31, 1999. As a result of enhancements made to the Sovereign Retirement Plan and the termination of Sovereign’s qualified defined benefit retirement plan, the articulated purposes of the Deferred Compensation Plan were rendered obsolete. Account balances under this plan will be distributed in accordance with the terms of the plan and a participant’s prior distribution election when an event giving rise to distribution occurs.

On February 18, 2004, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the implementation of a new “leading edge” customized approach to Sovereign’s long-term incentive compensation policy. This new long-term incentive approach is designed to provide team members throughout Sovereign with maximum flexibility and more meaningful long-term incentive compensation opportunities. This was achieved by permitting each team member to directly participate in the determination of his or her respective long-term incentive compensation awards based upon the team member’s individual risk tolerance level and personal wealth creation plan. The Compensation Committee determined that the revised long-term incentive approach will assist Sovereign in continuing to align the interests of its team members with the interests of its shareholders.

Team members throughout Sovereign will be eligible to receive a combination of either stock options, restricted stock or a cash bonus only after a three-year or five-year incentive vesting period has elapsed from an award date. Awards to the Chief Executive Officer and to members of the OCSB and Sovereign’s other executive officers may not include cash. In addition to a five-year incentive vesting requirement, awards to the OCSB are subject to substantial performance goals as determined by the Compensation Committee at the time an award is made. All non-cash awards in the form of Sovereign common stock are made pursuant to equity compensation plans approved by Sovereign’s shareholders.

On February 16, 2005, in accordance with this long-term incentive compensation policy, the Compensation Committee made an award to Mr. Sidhu of 46,911 options to purchase Sovereign common stock under Sovereign’s 2001 Stock Incentive Plan and 16,164 shares of Sovereign restricted common stock under Sovereign’s 2004 Broad-Based Stock Incentive Plan. In addition, Messrs. Campanelli and Thompson each received an award of 8,869 shares of Sovereign restricted common stock under Sovereign’s 2004 Broad-Based Stock Incentive Plan.

The tables which follow, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

Cameron C. Troilo, Sr., Chairman
P. Michael Ehlerman
Brian Hard
Andrew C. Hove, Jr.
Daniel K. Rothermel

COMPENSATION PAID TO EXECUTIVE OFFICERS

The following table sets forth information concerning the short-term annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 2004, 2003 and 2002, for Sovereign’s Chief Executive Officer and each of the other four most highly compensated senior executive officers of Sovereign whose total annual salary and bonus exceeded $100,000 (collectively, the “Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name	Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Awards (#)(3)	Securities Underlying Options/ SARs (#)(4)	All Other Compensation ($)(5)(6)
Jay S. Sidhu	2004	$800,000	$975,500	27,250	46,911	$8,200
Chairman, President and	2003	800,000	750,000	19,052	68,800	8,000
Chief Executive Officer	2002	687,000	500,000	19,084	150,000	8,000

Joseph P. Campanelli (7)	2004	400,000	358,833	14,782	0	8,200
Vice Chairman, Sovereign, and	2003	400,000	133,333	8,509	23,358	8,000
President and Chief Executive Officer of Sovereign Bank — New England Division	2002	325,000	100,000	7,117	50,000	8,000

John P. Hamill	2004	400,000	342,167	5,174	0	0
Chairman of Sovereign Bank —	2003	376,923	133,333	17,193	0	0
New England Division (8)	2002	300,000	150,000	7,117	50,000	0

James D. Hogan	2004	400,000	358,833	5,913	0	8,200
Chief Financial Officer and	2003	376,923	150,000	9,211	23,358	8,000
Executive Vice President (9)	2002	300,000	100,000	7,117	50,000	7,136

Lawrence M. Thompson, Jr.	2004	400,000	492,167	14,782	0	8,200
Vice Chairman and	2003	400,000	300,000	18,948	0	8,000
Chief Administrative Officer (10)	2002	347,000	200,000	7,117	75,000	7,311

(1)	Effective April 1, 2005, each of Mr. Campanelli’s and Mr. Thompson’s salary will be increased to $500,000. Effective April 1, 2003, each of Mr. Hamill’s and Mr. Hogan’s salary increased to $400,000. In October 2002, each of Mr. Thompson’s and Mr. Campanelli’s salary increased to $400,000, and Mr. Sidhu’s salary increased to $800,000.

(2)	The amounts shown for each of Messrs. Sidhu, Campanelli, Hamill and Hogan for 2004, 2003 and 2002 reflect a percentage of cash bonuses actually awarded because Mr. Sidhu was required to defer 50% of his cash bonus for each of 2004, 2003 and 2002 ($750,000, $750,000 and $500,000, respectively) under the Bonus Deferral Program. Mr. Campanelli elected to defer, subject to substantial risk of forfeiture, receipt of 50% of his cash bonus for each of 2004, 2003 and 2002 ($133,333, $133,333 and $100,000, respectively). Mr. Hamill elected to defer, subject to substantial risk of forfeiture, receipt of 50%, 50% and 25% of his cash bonus for each of 2004, 2003 and 2002 ($116,667, $133,333 and $50,000, respectively). Mr. Hogan elected to defer, subject to substantial risk of forfeiture, receipt of 50% of his cash bonus for each of 2004, 2003 and 2002 ($133,333, $150,000 and $100,000, respectively). Mr. Thompson elected not to participate in the Bonus Deferral program in 2004, 2003 and 2002. Each year, amounts deferred, as well as Sovereign’s matching contribution with respect to such deferrals, are subject to a substantial risk of forfeiture for five years. The amounts shown for each of Messrs. Sidhu, Campanelli, Hamill, Hogan and Thompson for 2004 also includes a $225,500 cash payment pursuant to the terms of the Senior Officers Bonus Award Program.

(3)	The shares of restricted stock awarded to Mr. Sidhu for 2004, 2003 and 2002 as his Tier II bonus vest ratably over a three-year period from the date of the award. The restricted shares awarded to each of Messrs. Campanelli, Hamill, Hogan and Thompson with respect to their 2004, 2003 and 2002 LIP bonuses vest ratably over a three-year period from the date of the award. The restricted shares awarded to each of Messrs. Sidhu, Campanelli, Hamill, Hogan and Thompson as part of the long-term incentive compensation approach described in the Report of the Compensation Committee on page 22 for 2004 and 2003, as applicable, do not vest unless and until the price of a share of Sovereign common stock trades at or above $30 per share for at least 20 consecutive trading days. In addition, the restricted shares do not vest unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the $30 per share price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The shares of restricted stock awarded to Mr. Sidhu do not include the 150,000 shares of restricted shares awarded to him on February 16, 2005. The 150,000 shares do not relate to 2004 performance but were awarded as part of Mr. Sidhu’s long-term compensation which has been in effect since 2001 and expires in 2005. If the performance targets are not achieved by December 31, 2005, the restricted shares will be forfeited. As of December 31, 2004, the named executive officers held the following number of shares of restricted stock with the following values (based on the closing price of $22.55 per share on December 31, 2004): Mr. Sidhu — 31,776 shares valued at $716,548.80; Mr. Campanelli — 15,751 shares valued at $355,185.05; Mr. Hamill — 24,435 shares valued at $551,009.25; Mr. Hogan — 16,453 shares valued at $371,015.15; and Mr. Thompson — 26,417 shares valued at $595,703.35.

(4)	The options granted to Mr. Sidhu in 2005 and the options granted to Messrs. Sidhu, Campanelli and Hogan in 2004, as part of the long-term incentive compensation approach described in the Report of the Compensation Committee on page 22 are not exercisable unless and until the price of Sovereign common stock trades at or above $30 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The options granted to Messrs. Sidhu, Campanelli, Hamill, Hogan and Thompson in 2003 for 2002 performance are not exercisable unless and until the price of Sovereign common stock trades at or above $20 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The stock price and capital requirements for the 2003 options have been met.

(5)	Does not include the value of 253 and 280 shares of Sovereign common stock allocated to each of the accounts of Messrs. Sidhu, Campanelli, Hamill, Hogan and Thompson under the terms of the ESOP portion of the Sovereign Retirement Plan for 2004 and 2003, respectively. Does not include the value of 480 shares, 330 shares, 320 shares, 238 shares and 444 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Campanelli, Hamill, Hogan and Thompson, respectively, for 2002.

(6)	Amounts appearing in this column include Sovereign’s matching contributions on behalf of each named person to the 401(k) portion of the Sovereign Retirement Plan.

(7)	Mr. Campanelli was named President and Chief Executive Officer of the Sovereign Bank New England Division effective January 1, 2005. Mr. Campanelli has served as President and Chief Operating Officer of Sovereign Bank New England Division since January 2000 and Vice Chairman of Sovereign since September 2002.

(8)	Mr. Hamill served as Chairman and Chief Executive Officer of the Sovereign Bank New England Division of Sovereign Bank from January 2000, until relinquishing his role as Chief Executive Officer effective January 1, 2005. Mr. Hamill continues to serve as the Non-Executive Chairman of the Sovereign Bank New England Division of Sovereign Bank.

(9)	Mr. Hogan joined Sovereign as Chief Financial Officer in April 2001 and has served as Chief Financial Officer and Executive Vice President since April 2002. Prior to that Mr. Hogan served as Executive Vice President and Controller at Firstar Corporation, formerly Star Bancorp, from May 1993 until April 2001, and as Controller of Star Bank from 1987 until 1993. Mr. Hogan has elected to retire effective May 13, 2005.

(10)	Mr. Thompson became a Vice Chairman and Chief Administrative Officer of Sovereign in September 2002. Mr. Thompson served as Chief Administrative Officer of Sovereign since 1997. He has been employed by Sovereign in various capacities since 1987.

The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2004 to the Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Price Appreciation For Option Term(4)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(2)(3)	Expiration Date	5% ($)	10% ($)
Jay S. Sidhu	68,800	9.24%	$22.72	3/18/14	$78,157	$156,314
Joseph P. Campanelli	23,358	3.14	22.72	3/18/14	26,535	53,069
John P. Hamill	0	—	—	—	—	—
James D. Hogan	23,358	3.14	22.72	3/18/14	26,535	53,069
Lawrence M. Thompson, Jr.	0	—	—	—	—	—

(1)	Terms of these nonqualified stock options are for a period of ten years and one month from the date the option is granted.

(2)	The options granted to Messrs. Sidhu, Campanelli and Hogan in 2004 are not exercisable unless and until the price of Sovereign common stock trades at or above $30 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under the regulations of the Office of Thrift Supervision in effect as of the date of grant. Options are not exercisable following an optionee’s voluntary termination of employment other than by reason of retirement or disability.

(3)	Under the terms of the 2001 Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4)	The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock:

AGGREGATED OPTIONS EXERCISED IN LAST YEAR
AND DECEMBER 31, 2004 OPTION VALUE

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 ($) Exercisable/Unexercisable
Jay S. Sidhu	0	$—	1,056,348/368,800	$12,831,206/2,884,500
Joseph P. Campanelli	6,250	100,875	303,500/123,358	4,007,940/961,500
John P. Hamill	0	—	225,000/50,000	2,958,000/472,500
James D. Hogan	15,000	198,744	85,000/73,358	984,250/472,500
Lawrence M. Thompson, Jr.	5,000	78,800	473,105/150,000	5,689,300/1,442,250

Equity Compensation Plan Information

Following is a summary of the number of outstanding options granted by Sovereign to employees and other participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	10,965,811	(2)(3)	$12.12	20,662,151	(4)
Equity compensation plans not approved by shareholders	35,000	(5)	8.40	0	(6)
Total	11,000,811		$12.10	20,662,151

(1)	The information relates exclusively to options; no warrants or rights were granted under any Sovereign equity compensation plan.

(2)	Consists of securities granted under the following Sovereign shareholder-approved plans: the 2004 Broad-Based Stock Incentive Plan, the 2001 Stock Incentive Plan and the 1996 Stock Option Plan, and the following shareholder-approved plans that have been discontinued: the 1997 Non-Employee Directors’ Stock Option Plan, the 1993 Stock Option Plan, and the 1986 Stock Option Plan.

(3)	Excludes the Purchase Plan under which 3,000,000 shares are available to be issued, subject to automatic increase by a number of shares equal to 1% of Sovereign’s total outstanding shares each year to a maximum of 20,000,000 shares.

(4)	Includes 2,861,016 and 142,780 shares available for future issuance under the Purchase Plan and the Non-Employee Director Compensation Plan, respectively. The number of shares available for issuance under the Purchase Plan reflects the number of shares remaining for issuance on December 31, 2004. Also includes 6,387,849 restricted shares that were available for award under the 2004 Broad-Based Stock Incentive Plan and the 2001 Stock Incentive Plan as of December 31, 2004.

(5)	Consists of the remaining options of the total 50,000 options issued to Mr. Hogan prior to his employment with Sovereign. Mr. Hogan began employment with Sovereign approximately two weeks later at which time when the Board of Directors approved the options, Sovereign’s stock price had increased by $1.81 per share. Since no approved plans permit the issuance of stock options whose exercise price is less than the fair market value at the date of grant, these options were granted outside of the plans approved by shareholders.

(6)	By its terms, the number of shares issuable under the shareholder-approved Bonus Deferral Program depends on the amount of any cash bonus deferred by a participant and the price per share of Sovereign common stock on the date both the participant’s deferral and Sovereign’s matching contribution are deposited in the grantor trust. Therefore, the number of securities remaining available for future issuance under the Bonus Deferral Program cannot be determined.

The table does not include information for equity compensation plans assumed by Sovereign in connection with Sovereign’s acquisitions of the companies which originally established those plans. As of December 31, 2004, a total of 2,173,611 shares of Sovereign common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $9.24 per share. No additional options may be granted under the assumed plans.

EMPLOYMENT AGREEMENTS

Jay S. Sidhu.    Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu’s then existing employment agreement. Mr. Sidhu’s agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary, which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

If Mr. Sidhu’s employment is terminated without cause (as defined), or if Mr. Sidhu voluntarily terminates employment for “good reason,” Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu’s status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign’s principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement, including increased benefits under Sovereign’s long-term incentive plans. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of March 1, 2005 under circumstances entitling him to the above-described severance benefits, he would have been entitled to receive approximately $11 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

If Mr. Sidhu’s employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death.

Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

The agreement contains provisions restricting Mr. Sidhu’s right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

Joseph P. Campanelli.    Sovereign entered into an employment agreement with Joseph P. Campanelli, dated January 30, 2003, which superseded his then-existing employment agreement. Mr. Campanelli’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in bonus plans, a right to receive insurance, vacation, retirement, deferred compensation and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.

In the event of Mr. Campanelli’s termination of employment without cause (as defined) or for good reason (as defined) following the occurrence of a change in control (as defined), he becomes entitled to severance benefits under the agreement. The benefits are (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction constituting good reason) and the preceding three calendar years and his highest bonus for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for three years, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event Mr. Campanelli’s employment is terminated without cause prior to the occurrence of a change in control, he is entitled to (i) payment, for the greater of one year or the remaining term of the agreement, of the sum of his base salary as of the date of termination (or prior to reduction preceding termination) and the average of his bonuses for the preceding three calendar years, and (ii) continuation, for the greater of one year or the remaining term of the agreement, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. Campanelli is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income tax.

If Mr. Campanelli voluntarily terminates his employment during the term of the agreement, he is subject to a covenant not to compete and an agreement not to solicit customers or employees for a period of 12 months.

John P. Hamill.    Sovereign’s employment agreement with John Hamill, dated January 7, 2000 (as amended on February 26, 2003) was amended on January 6, 2005, in connection with Mr. Hamill relinquishing his role as CEO of the Sovereign Bank New England Division of Sovereign Bank effective January 1, 2005. Under the terms of his amended employment agreement, Mr. Hamill will continue to serve as the Non-Executive Chairman of the Sovereign Bank New England Division of Sovereign Bank.

The agreement provides a base salary, which if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides among other things a right to receive insurance, vacation, retirement, country club membership, and other fringe benefits.

If, following a change in control (as defined), Mr. Hamill voluntarily terminates his employment for good reason (as defined) or Mr. Hamill’s employment is terminated without cause during the one year period following a change in control, Mr. Hamill becomes entitled to severance benefits under the agreement. The benefits are continuation, for a period of two years, of his then base salary (unless Mr. Hamill resigns for good reason because of a reduction in his base salary, whereas he is entitled to receive his base salary prior to such reduction) and insurance benefits. The agreement contains a provision restricting Mr. Hamill’s right to compete for a period of 12 months after Mr. Hamill voluntarily terminates his employment. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hamill would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax.

James D. Hogan.    Sovereign has entered into an employment agreement with James D. Hogan, dated as of June 1, 2001. The agreement will automatically terminate effective upon Mr. Hogan’s retirement on May 13, 2005. The agreement provides a base salary, which, if increased by action of the Board of Directors or the Chief Executive Officer, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors, and to receive insurance, vacation, pension, and other fringe benefits.

If, following a change in control (as defined), Mr. Hogan voluntarily terminates his employment for good reason (as defined) or is involuntarily terminated without cause (as defined), Mr. Hogan becomes entitled to severance benefits under the agreement. The benefits are continuation, for the greater of two years or the remaining term of the employment agreement, of his then base salary (unless Mr. Hogan resigns for good reason because of a reduction in his base salary, whereas he is entitled to receive his base salary prior to such reduction), bonus (equal to the highest bonus paid to Mr. Hogan over the three prior years), and medical insurance benefits. If in the absence of a change in control, Mr. Hogan’s employment is terminated without cause, Mr. Hogan is entitled to continuation of his then base salary and medical insurance benefits for the greater of two years or the remaining term of his employment agreement. The agreement contains a provision restricting Mr. Hogan’s right to compete for a period of 12 months after Mr. Hogan voluntarily terminates his employment for any reason (including retirement) other than for good reason or Mr. Hogan’s employment is terminated for cause. In all other circumstances, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hogan would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax.

Lawrence M. Thompson, Jr.    Sovereign has also entered into an employment agreement with Lawrence M. Thompson, Jr., dated September 25, 1997, which superseded Mr. Thompson’s then-existing employment agreement. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

If Mr. Thompson’s employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Thompson voluntarily terminates employment for good reason (as defined) following a change in control, Mr. Thompson becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Thompson’s employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. The agreement contains a provision restricting Mr. Thompson’s right to compete, for a period of 12 months, after a voluntary termination of employment without good reason or any termination for cause; in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Thompson would cause the excise tax provisions of Code Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The Bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 2004 allocable to directors and officers was $1.39 million.

On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an “Indemnifiable Claim”). Sovereign Bank will also advance expenses upon Mr. Sidhu’s request in connection with any Indemnifiable Claim.

Sovereign Bank’s indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he is required to reimburse Sovereign Bank for any amounts previously paid.

Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank’s indemnification obligations under the Indemnification Agreement will be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank will, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank’s indemnification obligations under the Indemnification Agreement.

Under applicable federal banking laws, Mr. Sidhu (and any other director or officer) is not permitted to be indemnified either by Sovereign or any insurance policy obtained by Sovereign against any civil money penalty imposed by any federal banking agency as a result of any final order or settlement involving a violation of banking laws by such person.

Indebtedness of Management

Sovereign Bancorp, Inc. has no loans outstanding to directors, officers or employees of Sovereign.

Sovereign Bank offers commercial loans, consumer loans and residential mortgage loans to directors and employees of Sovereign and its subsidiaries only as permitted by applicable federal banking laws. Under applicable law, Sovereign employees with at least one year of continuous service are eligible to receive preferential terms with respect to interest rates and loan fees on consumer loans and residential mortgage loans. Specifically, interest rates offered to such persons on consumer loans and residential mortgage loans were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. None of these loans were granted to directors or executive officers of

Sovereign on terms that were preferential to the terms applicable to employees of Sovereign and Sovereign Bank at the time any such loan was made. All other loans made by Sovereign Bank to directors and executive officers of Sovereign (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, except as permitted by applicable federal banking law and as described above, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features, except as otherwise described below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sovereign’s officers and directors, and any persons owning ten percent or more of Sovereign’s common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the “SEC”). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Sovereign’s proxy statement. Based solely on Sovereign’s review of any copies of such statements received by it, and on written representations from Sovereign’s existing directors and executive officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2004.

PERFORMANCE GRAPHS

The following graphs and tables compare the annual changes in cumulative total returns on Sovereign’s common stock with the annual cumulative total returns of the S&P 500 Index and the S&P Bank Index.

The graphs and tables were prepared assuming that $100 was invested in Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index on December 31, 2001, December 31, 1999 and December 31, 1994, as the case may be, and assumes the reinvestment of dividends.

THREE-YEAR PERFORMANCE GRAPH

Sovereign Bancorp, Inc.

FIVE-YEAR PERFORMANCE GRAPH

Sovereign Bancorp, Inc.

TEN-YEAR PERFORMANCE GRAPH

Sovereign Bancorp, Inc.

Source: Factset.

PROPOSAL TO RATIFY AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Sovereign has appointed Ernst & Young LLP, independent auditors, as Sovereign’s independent auditors for the fiscal year ending December 31, 2005. No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” ratification of the appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ADDITIONAL INFORMATION

2006 Annual Meeting

Sovereign’s 2006 Annual Meeting of Shareholders will be held on or about April 20, 2006.

Shareholder Proposals

In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting. For the 2006 Annual Meeting of Shareholders, this period will begin on November 21, 2005 and end on January 20, 2006.

Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign’s proxy materials relating to its 2006 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before November 22, 2005.

Nominations for Election of Directors

In accordance with the Bylaws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by the Bylaws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. For the 2006 Annual Meeting of Shareholders, this period will begin on December 21, 2005 and end on January 20, 2006.

Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in Sovereign’s proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before January 20, 2006.

Annual Report for 2004

Sovereign’s Annual Report to the Shareholders for the year ended December 31, 2004 is enclosed herewith. Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, has been combined with the Annual Report to Shareholders, as permitted by SEC rules. Sovereign’s Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610, OR BY CALLING SOVEREIGN INVESTOR RELATIONS DIRECTLY AT (800) 628-2673. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN’S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of Sovereign’s Code of Conduct and Ethics, Sovereign’s Corporate Governance Guidelines, Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of Sovereign’s Audit Committee, Nominating Committee, Ethics and Corporate Governance Committee, and Compensation Committee are available on Sovereign’s website under Investor Relations at www.sovereignbank.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, by writing to Investor Relations by E-mail at investor@sovereignbank.com or by calling Investor Relations at (800) 628-2673.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of Sovereign’s Code of Conduct and Ethics or Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers for any Sovereign director, senior financial officer or any other executive officer in 2004 or through the date of this proxy statement during 2005. In the unlikely event that there is a waiver of Sovereign’s Code of Conduct of Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the waiver will be described on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Complaints and Concerns

Shareholders and other interested parties who desire to communicate directly with Sovereign’s independent, non-management directors should submit such communication in writing addressed to Lead Director, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with Sovereign’s Audit Committee in writing addressed to Audit Committee Chair, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Silverman, Esquire
Secretary

SOVEREIGN BANK
COMMUNITY BANKING OFFICE LOCATIONS

SOVEREIGN BANK MARKET AREAS AND COMMUNITY BANKING OFFICES
Concord
NEW HAMPSHIRE
Manchester
Boston
MASS.
Providence
CONN.
R.I.
Hartford
Melville, NY
Commercial Equipment & Vehicle Finance
Harrisburg
NEW JERSEY
PENNSYLVANIA
Trenton
Hagerstown
Philadelphia
Frederick
New Hampshire - Rick Lund, Market President
21 CBOs (Community Banking Offices)
Massachusetts - Pat Sullivan, Market CEO
231 CBOs
Rhode Island - Steve Issa, Market CEO
30 CBOs
Connecticut/Western MA - Kevin Flaherty, Market President
41 CBOs
Nantucket/Martha's Vineyard - Bill Hourihan, Market CEO
8 CBOs
New Jersey - Eric Waser, Market CEO
112 CBOs
Bucks/Montgomery Counties, Pennsylvania - Barry Linington, Market CEO, 27 CBOs
Philadelphia, Delaware and Chester Counties/Southern New Jersey - Terry D'Alessandro, Market CEO, 57 CBOs
Northern Pennsylvania - Larry Delp, Market CEO
44 CBOs
Central Pennsylvania/Maryland - Andrew Samuel, Market CEO
91 CBOs

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
1130 BERKSHIRE BLVD. MC11900IR5 WYOMISSING, PA 19610

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

-retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

-promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SOVBN1 (Common Card)	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” MATTER NO. 1 and “FOR”
MATTER NO. 2
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
MATTER NO. 1: ELECTION OF CLASS III DIRECTORS TO SERVE UNTIL 2008
01) P. Michael Ehlerman			☐	☐	☐
02) Marian L. Heard
03) Jay S. Sidhu

							For	Against	Abstain
MATTER NO. 2:
RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.							☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners)			Date

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 21, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 21, 2005, at 10:00 a.m. (Eastern Time) at the Sovereign Center, 700 Penn Street, Reading, Pennsylvania 19602, for the following purposes:

(1)	To elect three (3) Class III directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

(2)	To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ATTACHED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors,

David A. Silverman, Esquire
Secretary

Philadelphia, Pennsylvania
March 22, 2005

     I/We hereby appoint James D. Hogan, David A. Silverman and John R. Merva, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/us on March 1, 2005, at the Annual Meeting of Shareholders to be held on Thursday, April 21, 2005, or any adjournment thereof.

     This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF CLASS III DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR 2005. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To vote by mail, please vote and sign on the other side.

TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE
AFTER COMPLETING, SIGNING AND DATING.

1130 BERKSHIRE BLVD.
MC11900IR5
WYOMISSING, PA 19610

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. on April 18, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

     -retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

     -promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SOVBN3 (Plan Participant Card)	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” MATTER NO. 1 and “FOR”
MATTER NO. 2
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
MATTER NO. 1: ELECTION OF CLASS III DIRECTORS TO SERVE UNTIL 2008
01) P. Michael Ehlerman			☐	☐	☐
02) Marian L. Heard
03) Jay S. Sidhu

						For	Against	Abstain
MATTER NO. 2:
RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.						☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 21, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 21, 2005, at 10:00 a.m. (Eastern Time) at the Sovereign Center, 700 Penn Street, Reading, Pennsylvania 19602, for the following purposes:

(1)	To elect three (3) Class III directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

(2)	To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ATTACHED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors,

David A. Silverman, Esquire
Secretary
Philadelphia, Pennsylvania
March 22, 2005

Dear Plan Participant:

     The enclosed proxy materials have been prepared by the Board of Directors of Sovereign Bancorp, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders scheduled for April 21, 2005. All matters to be voted upon are extremely important and are fully described in the enclosed proxy statement. Please read it carefully. Please note that Shares you hold in one or more Sovereign retirement plans (including plans previously maintained by Abington Savings Bank, Compass Bank for Savings or Waypoint Bank) are all included on this proxy card. If you are a direct stockholder of Sovereign Bancorp, Inc., you will receive additional proxy solicitation materials, including a proxy card, to vote shares not held in a plan. That proxy card cannot be used to direct the voting of shares held in a plan.

DIRECTIONS TO THE TRUSTEE

     Only the trustee (the “Trustee”) of a plan (the “Plan”) can vote the shares of Company stock (“Shares”) held by a Plan. However, under the terms of a Plan, each participant may act as a “Named Fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for the purpose of voting Shares allocated to the participant’s account. The Trustee is required to follow proper instructions of named fiduciaries that are in accordance with the terms of a Plan and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to plan participants and beneficiaries.

     If you choose to act as a “Named Fiduciary”, you are entitled to instruct the Trustee how to vote the Shares allocated to your account. By voting, you are accepting your designation under a Plan as a “Named Fiduciary” for purposes of voting your Shares with respect to the Annual Meeting. You should, therefore, exercise your rights prudently. Unallocated Shares and Shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in accordance with the terms of a Plan and its related trust document.

CONFIDENTIALITY AND INSTRUCTIONS

     How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote your Shares in the manner you think best.

VOTING DEADLINE

     Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on April 18, 2005. The Trustee cannot insure that instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and vote to insure the vote is received on or before April 18, 2005 by Internet or mail. If the Trustee does not receive timely instructions from you, the Trustee will vote your Shares in accordance with the terms of a Plan and its related trust document.

FURTHER INFORMATION

     If you have questions regarding this information, you may contact Sovereign Team Member Services at (800) 210-1426 between 8:00 A.M. and 5:00 P.M. Eastern Time, Monday through Friday (press Option 3 for Benefits, then Option 3 again for the retirement plans).

     Your ability to instruct the Trustee how to vote your Plan Shares is an important part of your rights as a Plan participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

SOVEREIGN BANCORP, INC.

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

è	000000000000

PAGE 2 OF 2
PLEASE RETAIN FOR YOUR RECORDS	HHSTD3

The Securities and Exchange Commission has enacted a rule that allows mutiple investors residing at the same adress the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as "Householding." Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:
     •     You agree to or do not object to the Householding of your materials,
     •     You have the same last name and exact address as another investor(s).
If these conditions are met, and Securities and Exchange Commission regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

The HOUSEHOLDING ELECTION, which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking "Yes" in the block provided, you will consent to participate in Householding. By marking "No," you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your consent to Householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting ADP-ICS, either by calling toll-free at (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program with 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

Admission Ticket

2005 Annual Meeting of Shareholders

April 21, 2005
10:00 AM
Sovereign Center
700 Penn Street
Reading, PA 19602
610-898-7469

PLEASE ADMIT	NON-TRANSFERABLE

DIRECTIONS
Sovereign Center is located at 700 Penn Street in Reading, Pennsylvania between 6th and 8th Streets.(610-898-7469 Box office)
Go to www.sovereigncenter.com for more information

From New York / Northern New Jersey:
Take the I-78 WEST EXPRESS exit toward GARDEN STATE PARKWAY. Merge onto I-78 EXPRESS LN W. I-78 EXPRESS LN W becomes I-78 W. Merge onto US-222 S via EXIT 54A. Merge onto PA-61 S toward TUCKERTON/POTTSVILLE. Turn LEFT onto GREENWICH ST/PA-61. Turn RIGHT onto N 5TH ST/US-222 BR. Turn LEFT onto PENN ST. Follow signs for Sovereign Center parking.

From Philadephia / Southern New Jersey:
Take I-76 West (Portions toll). Merge onto MORGANTOWN EXPY/ I-176 N via EXIT 298 toward MORGANTOWN/READING. Merge onto US-422 W via EXIT 11B on the LEFT toward READING. Take the PENN ST exit toward READING. Follow signs for Sovereign Center parking.

From Ohio / Western Pennsylvania
Take I-76 East (Portions toll). Take EXIT 286 toward US-222/READING/LANCASTER. Merge onto READING INTERCHANGE (Portions toll). READING INTERCHANGE becomes SPUR RD/COLONEL HOWARD BLVD. Merge onto US-222 N toward READING. US-222 N becomes US-222 BR. US-222 BR becomes LAUREL ST. Turn LEFT onto S 5TH ST. Turn RIGHT onto PENN ST. Follow signs for Sovereign Center parking.

PARKING INSTRUCTIONS
Parking is available near the Sovereign Center in downtown Reading. It is suggested that shareholders attending the meeting park at the Reading Parking Authority South Penn Garage (enter on Cherry Street or Franklin Street near 6th) or The Penn Court open lot (enter on Court Street or Penn Street near 8th) close to the Sovereign Center.

IF YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING, PLEASE RETAIN THIS ADMISSION TICKET AND PRESENT IT AT THE 2005 ANNUAL MEETING, COMPLETE THE ATTENDANCE CARD MAILED WITH THIS PROXY STATEMENT AND RETURN TO SOVEREIGN BANCORP, INC.

Please complete and return this attendance card if you plan to attend:

SOVEREIGN 2005 ANNUAL MEETING

APRIL 21, 2005	10:00 AM DATE

PLEASE PRINT

NAME

IF HELD JOINTLY NAME SECOND PARTY

CITY		STATE

DAYTIME PHONE NUMBER	(____________)

Reservation Only — Ticket Required for Admittance to Meeting

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL
FIRST CLASS MAIL	PERMIT NO. 19	READING PA

POSTAGE WILL BE PAID BY ADDRESSEE

LISA KEPNER CORPORATE COMMUNICATIONS MC 10-6438-MK10 SOVEREIGN BANCORP INC PO BOX 12646 READING PA 19612-9846